Exhibit 99.1
Porch Group Reports Second Quarter 2025 Results
Exceeds Expectations and Increases Guidance Driven by Insurance Services
SEATTLE, August 5, 2025 (BUSINESS WIRE) – Porch Group, Inc. (“Porch Group”, “Porch” or “the Company”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today reported second quarter results through June 30, 2025, that exceeded expectations and correspondingly raised 2025 guidance.
Porch generated for shareholders1 second quarter 2025 revenue of $107.0 million. Net income attributable to Porch was $2.6 million, and Adjusted EBITDA was $15.6 million, an increase of $50.4 million compared to prior year2.
On January 2, 2025, the Porch Reciprocal Exchange (“Reciprocal”) was formed as an insurance entity owned by its policyholder-members and not by Porch. While Porch does not own the Reciprocal, it is consolidated for reporting purposes. This earnings release references results generated for Porch shareholders (“Porch Shareholder Interest”), which includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions. This earnings release also includes consolidated results which is Porch Shareholder Interest plus the Reciprocal Segment. The following table presents financial highlights for Porch Shareholder Interest1 and consolidated second quarter 2025 results ($ in millions).

	Three Months Ended June 30, 2025
	Insurance Services	Software & Data	Consumer Services	Corporate[3]	Porch Shareholder Interest [1]	Reciprocal	Eliminations	Consolidated
Revenue	$67.4	$24.0	$17.7	$(2.0)	$107.0	$55.4	$(43.1)	$119.3
Growth	n/a	4%	(6)%	n/a	n/a			n/a
Gross Profit	57.9	18.2	15.2	(2.0)	89.2	31.5	(44.9)	75.9
Growth[4]					431%			352%
Gross Margin	86%	76%	86%	n/a	83%			64%
Net income (loss)					2.6	5.7	—	8.2
Adjusted EBITDA (Loss)	19.7	5.5	2.0	(11.5)	15.6
Adjusted EBITDA (Loss) Margin[5]	29%	23%	11%	n/a	15%
CEO Summary
“Q2 2025 was the second quarter in our go-forward operating model post the launch of the Reciprocal. It was a tremendous success as our financial results outpaced expectations and our organization delivered against key initiatives. Our gross profit grew more than 400% year-over-year while Adjusted EBITDA improved $50.4 million to $15.6 million compared to Q2 2024 which drove $14.9 million in Cash Flow from Operations for Porch Shareholders6. As we said it would be, our business is now simple, predictable, and high margin. Given the strength in our business year-to-date coupled with our revised outlook, we are raising our 2025 guidance for Porch Shareholder Interest to Revenue of $415.0 million, Gross Profit of $335.0 million, and Adjusted EBITDA of $67.5 million at the mid-point,” said Matt Ehrlichman, Chief Executive Officer, Chairman and Founder.
Second Quarter 2025 Operational Highlights
•In June, Porch announced a renewed partnership with Goosehead Insurance as well as a number of new insurance agency distribution partnerships including Roamly, Evertree, and MassDrive.
•In Software and Data, the Home Factors data product continues to progress, is ahead of plan as it relates to the number of insurance carriers in test, and the goal of 100 Home Factors released by year-end remains on track.
•In Consumer Services, approval was received for a full home warranty and 4 hours of moving service to be included for Porch Insurance policyholders. New services were launched including packing services for movers.
•The Reciprocal is healthy with $299.2 million of surplus combined with non-admitted assets at the end of Q2 2025, an increase of $259 million from the prior year and $102 million from Q1 2025.
(1) “Porch Shareholder Interest” includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions.
(2) Porch Shareholder Interest Adjusted EBITDA of $15.6 million in Q2 2025 increased $50.4 million compared to Q2 2024 consolidated Adjusted EBITDA (Loss) of $(34.8) million.
(3) Corporate includes corporate costs and eliminations relating to intersegment transactions for Revenue and Gross Profit.
(4) Porch Shareholder Interest Gross Profit of $89.2 million in Q2 2025 increased 431% or $72.4 million compared to Q2 2024 consolidated Gross Profit of $16.8 million.
(5) Adjusted EBITDA (Loss) Margin is calculated as Adjusted EBITDA (Loss) divided by Revenue.
(6) Cash Flow from Operations for Porch Shareholders is consistent with and also referred to as Porch Shareholder Interest Net Cash Provided by Operating Activities

The following table presents the Company’s key performance indicators (“KPIs”). Definitions are on page 10 of this release.

Three Months Ended June 30,
2025
Insurance Services KPIs
Reciprocal Written Premium ("RWP") (in millions)	$120.7
Reciprocal Policies Written (in thousands)	42.5
Reciprocal Written Premium per Policy Written	$2,843
Software & Data KPIs
Average Number of Companies (in thousands)	24.2
Annualized Average Revenue per Company	$3,974
Consumer Services KPIs
Monetized Services (in thousands)	87.2
Average Revenue per Monetized Service	$202

Balance Sheet Information (unaudited)
The following table provides the components of cash and cash equivalents, restricted cash and cash equivalents, and investments of Porch Shareholder Interest.

(in millions)	June 30, 2025	December 31, 2024
Cash and cash equivalents of Porch Shareholder Interest	$76.1	$46.5
Short-term investments of Porch Shareholder Interest	3.7	1.6
Long-term investments of Porch Shareholder Interest	29.2	13.5
Unrestricted cash, cash equivalents, and investments of Porch Shareholder Interest	109.1	61.6
Restricted cash and cash equivalents of Porch Shareholder Interest	8.4	28.2
All cash, cash equivalents, investments, and restricted cash and cash equivalents of Porch Shareholder Interest	$117.5	$89.9

At June 30, 2025, Porch Shareholder Interest cash, cash equivalents, restricted cash and cash equivalents, and investments was $117.5 million. The increase from December 31, 2024, was driven by Porch Shareholder Interest Cash Flow from Operations of $42.1 million1, primarily from Adjusted EBITDA of $32.5 million and a $7.1 million receipt from the Vesttoo bankruptcy process. Porch used $55.7 million of cash to repurchase a portion of the 0.75% Convertible Senior Unsecured Notes due September 2026 (the “2026 Notes”) during the six months ended June 30, 2025, including $51.0 million of cash proceeds from the issuance of the 9.00% Convertible Senior Unsecured Notes due May 2030 (the “2030 Notes”). Porch also holds $106 million surplus notes from the Reciprocal, which are eliminated in consolidation. The Notes bear interest of SOFR +9.75%.

Porch does not own the Reciprocal, but it is consolidated for reporting purposes at this time. Therefore management’s focus is on generating Porch shareholder cash, cash equivalents, and investments for Porch Shareholder Interest, which is what Porch shareholders own.
As of June 30, 2025, outstanding principal for convertible debt was $487.9 million. This includes $134.0 million of the 2030 Notes, $333.3 million of the 6.75% Convertible Senior Secured Notes due October 2028 (the “2028 Notes”), and $20.5 million of the 2026 Notes.
(1) Porch Shareholder Interest Cash Flow from Operations is consistent with and also referred to as Porch Shareholder Interest Net Cash Provided by Operating Activities.

Post Balance Sheet Events
In July 2025, we repurchased a total $11.8 million aggregate principal amount of our 2026 Notes for $11.3 million, representing 96.5% par value. We expect to recognize a gain on extinguishment of debt of approximately $0.3 million during the third quarter of 2025. After this transaction, the outstanding principal of the 2026 Notes was $8.8 million. Our Board of Directors has authorized management to repurchase the remaining 2026 Notes in cash in the open market or through privately negotiated transactions.

Porch Group Shareholder Interest Full Year 2025 Financial Outlook
Porch Group provides full year 2025 guidance based on current market conditions and expectations as of the date of this release.
Financial guidance represents Porch Shareholder Interest, the businesses owned by Porch1, following the formation of the Reciprocal and sale of HOA to the Reciprocal in January 2025. For the avoidance of doubt, guidance does not include the future results of the Reciprocal; while we consolidate their results into Porch GAAP financial statements at this time, the Reciprocal results will be excluded from guidance on Revenue, Gross Profit, Adjusted EBITDA and the associated margins.
Porch Group Shareholder Interest Full Year 2025 guidance is as follows:

Porch Shareholder Interest 2025 Guidance	Increase at the mid-point

Revenue[2] $405m to $425m (Previously: $400m to $420m)	$5.0m

Gross Profit[2] $328m to $342m (Previously: $320m to $335m)	$7.5m

Adjusted EBITDA[2] $65m to $70m (Previously: $60m to $70m)	$2.5m

(1)Results in this earnings release reference results generated for Porch shareholders (“Porch Shareholder Interest”), which includes the Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions. These are the businesses which Porch owns.
(2)Porch Shareholder Interest Revenue, Gross Profit and Adjusted EBITDA are non-GAAP measures.

Porch Group is not providing reconciliations of Porch Group Shareholder Interest expected Revenue, Gross Profit or Adjusted EBITDA for future periods to the most directly comparable measures prepared in accordance with GAAP because the Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of the Company’s control.

Conference Call
Porch Group management will host a conference call today August 5, 2025, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The call will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website at ir.porchgroup.com. A question-and-answer session will follow management’s prepared remarks.
All are invited to listen to the event by registering for the webinar, a replay of the webinar will also be available. See the Investor Relations section of the Porch Group’s corporate website at ir.porchgroup.com.
About Porch Group
Porch Group, Inc. (“Porch”) is a new kind of homeowners insurance company. Porch's strategy to win in homeowners insurance is to deploy leading vertical software solutions in select home-related industries, provide the best services for homebuyers including important moving services, leverage unique data for advantaged underwriting, and provide more protection for policyholders.

To learn more about Porch, visit ir.porchgroup.com.
Investor Relations Contact
IR@porch.com

Forward-Looking Statements
Certain statements in this release are considered forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our financial outlook and guidance, possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•expansion plans and opportunities, and managing growth, to build a consumer brand;
•the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes;
•economic conditions, especially those affecting the housing, insurance, and financial markets;
•expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;
•existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;
•the structure, availability, and performance of Porch Reciprocal Exchange (the “Reciprocal”)’s and Homeowners of America (“HOA”)’s reinsurance programs to protect against loss and maintain their financial stability ratings and a healthy surplus, the success of which are dependent on a number of factors outside management’s control;
•the possibility that a decline in our share price would result in a negative impact to the Reciprocal’s, surplus position and may require further financial support to enable the Reciprocal to meet applicable regulatory requirements and maintain financial stability rating;
•uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiative, and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA that were subsequently transferred to the Reciprocal in connection with the closing of the sale of HOA to the Reciprocal);
•the ability of the Company and its affiliates to successfully operate and manage the Reciprocal and our ability to successfully operate our businesses alongside a reciprocal exchange;

•our ability to implement our plans, forecasts and other expectations with respect to the Reciprocal and to realize expected synergies and/or convert policyholders from our existing insurance carrier business into policyholders of the Reciprocal;

•reliance on strategic, proprietary relationships to provide us with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers;
•the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;
•changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;
•our ability to timely repay our outstanding indebtedness;
•the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance;
•retaining and attracting skilled and experienced employees;

•costs related to being a public company; and
•other risks and uncertainties discussed in Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2024, as well as those discussed elsewhere in this earnings release and in subsequent reports filed with the Securities and Exchange Commission (“SEC”), all of which are available on the SEC’s website at www.sec.gov.
We caution you that the foregoing list may not contain all the risks to forward-looking statements made in this release.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described above and elsewhere in this release. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, such as Adjusted EBITDA (Loss), Adjusted EBITDA (Loss) margin, and certain amounts related to Porch Shareholder Interest.
Our management uses these non-GAAP financial measures as supplemental measures of our operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs. We believe that the use of these non-GAAP financial measures provides investors with useful information to evaluate our operating and financial performance and trends and in comparing our financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, our definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies. In addition, we may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.
You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in our consolidated financial statements. We may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expense are included or excluded in determining these non-GAAP financial measures.
You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. We are not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP. We are unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control.

	Three Months Ended June 30, 2025
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Porch Shareholder Interest Subtotal (2)	Reciprocal Segment	Eliminations Related to Reciprocal Segment (3)	Consolidated
Revenue	$67,390	$24,013	$17,650	$—	$(2,035)	$107,018	$55,409	$(43,132)	$119,295
Cost of revenue	9,526	5,846	2,414	—	(2)	17,784	23,896	1,742	43,422
Gross Profit	57,864	18,167	15,236	—	(2,033)	89,234	31,513	(44,874)	75,873
Gross Margin	86%	76%	86%	—%	100%	83%	57%	104%	64%

Less: Operating expenses:
Selling and marketing	37,025	9,226	10,465	398	(2,033)	55,081	3,635	(31,858)	26,858
Product and technology	2,539	4,625	1,067	4,287	—	12,518	558	—	13,076
General and administrative	5,313	2,622	3,089	13,028	—	24,052	19,854	(13,016)	30,890
Operating income (loss)				(17,713)	—	(2,417)	7,466	—	5,049
Other expense (income)	(5,453)	(10)	(110)	1,763	—	(3,810)	1,699	—	(2,111)
Income (loss) before income taxes				(19,476)	—	1,393	5,767	—	7,160
Income tax benefit (provision)				1,186	—	1,186	(99)	—	1,087
Net income (loss)				$(18,290)	$—	$2,579	$5,668	$—	8,247
Less: Net income attributable to the Reciprocal									5,668
Net income attributable to Porch									$2,579

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(18,290)		$2,579			$8,247
Less Reconciling items:
Net income attributable to the Reciprocal						—			5,668
Depreciation and amortization	(85)	(2,951)	(840)	(585)	—	(4,461)			(4,461)
Stock-based compensation expense	(1,039)	(897)	(437)	(5,628)	—	(8,001)			(8,001)
Gain (loss) on extinguishment of debt	—	—	—	34	—	34
Interest expense	—	—	1	(12,027)	—	(12,026)			(12,026)
Income tax provision	—	—	—	1,186	—	1,186			1,186
Mark-to-market gains (losses)	—	—	—	9,975	—	9,975			9,975
Other gains and losses	(93)	10	44	281	—	242			242
Adjusted EBITDA (Loss) (4)	$19,657	$5,542	$1,957	$(11,526)		$15,630			$15,630
______________________________________
(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Porch Shareholder Interest Subtotal” column represents non-GAAP measures that are used by management to evaluate performance. “Porch Shareholder Interest” includes the Insurance Services, Software & Data, and Consumer Services segments as well as Corporate expenses and applicable intercompany eliminations.
(3)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(4)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Porch Shareholder Interest Subtotal,” and “Consolidated” columns. See Non-GAAP Financial Measures section for definition.

	Three Months Ended June 30, 2024
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Subtotal	Reciprocal Segment	Eliminations Related to Reciprocal Segment (2)	Consolidated
Revenue	$34,080	$23,173	$18,858	$—	$(246)	$75,865	$48,739	$(13,760)	$110,844
Cost of revenue	19,459	5,846	3,790	—	(18)	29,077	69,071	(4,102)	94,046
Gross Profit	14,621	17,327	15,068	—	(228)	46,788	(20,332)	(9,658)	16,798
Gross Margin	43%	75%	80%	—%	93%	62%	(42)%	70%	15%

Less: Operating expenses:
Selling and marketing	12,058	10,400	10,614	575	(228)	33,419	9,436	(9,658)	33,197
Product and technology	86	4,586	1,052	5,297	—	11,021	1,906	—	12,927
General and administrative	1,701	3,411	2,321	14,122	—	21,555	1,598	—	23,153
Operating income (loss)				(19,994)	—	(19,207)	(33,272)	—	(52,479)
Other expense (income)	(1,663)	(30)	237	13,689	—	12,233	(1,077)	—	11,156
Income (loss) before income taxes				(33,683)	—	(31,440)	(32,195)	—	(63,635)
Income tax benefit (provision)				(688)	—	(688)	—	—	(688)
Net income (loss)				$(34,371)	$—	$(32,128)	$(32,195)	$—	$(64,323)

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(34,371)		$(32,128)			$(64,323)
Less: Reconciling items:
Depreciation and amortization	(993)	(3,796)	(917)	(490)	—	(6,196)	(6)	—	(6,202)
Stock-based compensation expense	(392)	(1,271)	(561)	(4,881)	—	(7,105)	—	—	(7,105)
Interest expense	—	30	(3)	(10,478)	—	(10,451)	(1,716)	1,841	(10,326)
Income tax provision	—	—	—	(688)	—	(688)	—	—	(688)
Mark-to-market gains (losses)	—	—	1,351	(6,756)	—	(5,405)	—	—	(5,405)
Other gains and losses	(14)	(39)	(178)	1,152	—	921	1,096	(1,841)	176
Adjusted EBITDA (Loss) (3)	$3,838	$4,036	$1,152	$(12,230)		$(3,204)			$(34,773)
______________________________________
(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(3)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Subtotal,” and “Consolidated” columns. See Non-GAAP Financial Measures section for definition.

Adjusted EBITDA (Loss)
We define Adjusted EBITDA (Loss) as net income (loss) adjusted for net income (loss) attributable to the Reciprocal; interest expense; income taxes; depreciation and amortization; gain or loss on extinguishment of debt; other expense (income), net; impairments of intangible assets and goodwill; loss on reinsurance contract; impairments of property, equipment, and software; stock-based compensation expense; mark-to-market gains or losses recognized on changes in the value of contingent consideration arrangements, warrants, and derivatives; restructuring costs; acquisition and other transaction costs; and non-cash bonus expense. Adjusted EBITDA (Loss) Margin is defined as Adjusted EBITDA (Loss) divided by total revenue.
The following table reconciles Net income (loss) to Adjusted EBITDA (Loss) and Net income (loss) as a percentage of revenue to Adjusted EBITDA (Loss) Margin for the periods presented (dollar amounts in thousands):

	Three Months Ended June 30,
	2025		2024
	Amount	Margin	Amount	Margin
Net income (loss)	$8,247	7%	$(64,323)	(58)%
Net loss (income) attributable to the Reciprocal	(5,668)	(5)%	—	—%
Interest expense	12,026	10%	10,326	9%
Income tax provision (benefit)	(1,186)	(1)%	688	1%
Depreciation and amortization	4,461	4%	6,202	6%
Gain on extinguishment of debt	(34)	—%	—	—%
Other income, net	(95)	—%	(704)	(1)%
Loss (gain) on reinsurance contract	—	—%	(1,095)	(1)%
Stock-based compensation expense	8,000	7%	7,105	6%
Mark-to-market losses (gains)	(9,975)	(8)%	5,405	5%
Restructuring costs	(187)	—%	1,635	1%
Acquisition and other transaction costs	41	—%	(12)	—%
Adjusted EBITDA (Loss)	$15,630	13%	$(34,773)	(31)%

The impact of corporate expenses on Adjusted EBITDA (Loss) is also a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the nearest GAAP measure are included in the preceding tables.
Porch Shareholder Interest
Certain amounts related to Porch Shareholder Interest are non-GAAP financial measures. We define Porch Shareholder Interest as the Insurance Services, Software & Data, and Consumer Services segments, together with corporate expenses.
The operating results of these segments comprise “Net income (loss) attributable to Porch” in our unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the tables within this section:
•Porch Shareholder Interest Adjusted EBITDA (Loss)
•Porch Shareholder Interest Cost of Revenue
•Porch Shareholder Interest Depreciation and Amortization
•Porch Shareholder Interest General and Administrative
•Porch Shareholder Interest Gross Margin
•Porch Shareholder Interest Gross Profit
•Porch Shareholder Interest Income (Loss) Before Income Taxes
•Porch Shareholder Interest Income Tax Benefit (Provision)
•Porch Shareholder Interest Interest Expense
•Porch Shareholder Interest Mark-to-Market Losses (Gains)

•Porch Shareholder Interest Operating Income (Loss)
•Porch Shareholder Interest Other Expense (Income)
•Porch Shareholder Interest Other Gains and Losses
•Porch Shareholder Interest Product and Technology
•Porch Shareholder Interest Revenue
•Porch Shareholder Interest Selling and Marketing
•Porch Shareholder Interest Stock-based Compensation Expense

Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the Supplemental Cash Flow Information section.
•Porch Shareholder Interest net cash provided by (used in) financing activities
•Porch Shareholder Interest net cash provided by (used in) investing activities
•Porch Shareholder Interest net cash provided by (used in) operating activities

Key Performance Indicators
In the management of these businesses, we identify, measure and evaluate various operating metrics. The key performance measures and operating metrics used in managing the businesses are discussed below. These key performance measures and operating metrics are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies.
Insurance Services
Reciprocal Written Premium — We define Reciprocal Written Premium as the total premium written by the Reciprocal for the face value of one year’s premium gross of cancellations and before deductions for reinsurance and ceding commissions in the period.
Reciprocal Policies Written — We define Reciprocal Policies Written as the number of new and renewal insurance policies written during the period by the Reciprocal Segment.
Reciprocal Written Premium per Policy Written — We define Reciprocal Written Premium per Policy Written as the Reciprocal Written Premium in the period divided by the Reciprocal Policies Written in the period.
Software & Data
Average Number of Companies — We define Average Number of Companies as the straight-line average of the number of companies as of the end of period compared with the beginning of period across all of our Software & Data segment. This only includes the number of companies in our Software & Data segment and no longer includes moving services companies nor insurance agencies which are included in Consumer Services and Insurance Services segments respectively.
Annualized Average Revenue per Company — We define Annualized Average Revenue per Company as the revenue generated across the Software & Data segment in the period over the Average Number of Companies in the period, which is then annualized (for example, for a given quarter, multiplied by 4).
Consumer Services
Monetized Services — We define Monetized Services as the total number of services from which we generated revenue, including, but not limited to, new and renewing warranty policies, completed moving jobs, sold security, TV/Internet or other home projects, measured over the period. This only includes services from Consumer Services segment and does not include insurance policies sold.
Average Revenue per Monetized Service — We define Average Revenue per Monetized Service as total Consumer Services segment revenue generated in the period over the number of Monetized Services.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(all numbers in thousands)

		June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents		$76,091	$167,643
Accounts receivable, net		12,226	19,106
Short-term investments		3,746	24,099
Reinsurance balance due		—	92,303
Prepaid expenses and other current assets		13,283	32,837
Restricted cash and cash equivalents		8,407	29,139
Total current assets		113,753	365,127
Property, equipment, and software, net		26,465	22,542
Goodwill		191,907	191,907
Long-term investments		29,228	158,652
Intangible assets, net		35,207	68,746
Other assets		6,965	6,994
Assets of Reciprocal:	(1)
Cash and cash equivalents, including restricted		103,395	—
Accounts receivable, net		6,150	—
Short-term investments		1,181	—
Reinsurance balance due		45,543	—
Prepaid expenses and other current assets		14,715	—
Intangible assets, net		25,245	—
Long-term investments		170,963	—
Total assets		$770,717	$813,968
____________________________________
(1)Porch Reciprocal Exchange (the “Reciprocal”) is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited) - Continued
(all numbers in thousands)

		June 30, 2025	December 31, 2024
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable		$4,180	$4,538
Accrued expenses and other current liabilities		44,294	41,245
Deferred revenue		4,255	248,669
Refundable customer deposits		13,498	12,629
Current debt		—	150
Losses and loss adjustment expense reserves		—	67,785
Other insurance liabilities, current		—	39,140
Total current liabilities		66,227	414,156
Long-term debt		394,128	403,788
Other liabilities		17,690	39,249
Liabilities of Reciprocal:	(1)
Accounts payable and other current liabilities		2,847	—
Deferred revenue		193,098	—
Losses and loss adjustment expense reserves		68,067	—
Other insurance liabilities, current		29,958	—
Other liabilities		890	—
Total liabilities		772,905	857,193

Stockholders' deficit
Common stock, $0.0001 par value per share:		10	10
Additional paid-in capital		604,333	717,066
Accumulated other comprehensive income (loss)		298	(5,446)
Accumulated deficit		(633,933)	(754,855)
Porch stockholders' deficit		(29,292)	(43,225)
Noncontrolling interest related to the Reciprocal		27,104	—
Total stockholders' deficit		(2,188)	(43,225)

Total liabilities and stockholders' deficit		$770,717	$813,968
______________________________________
(1)Porch Reciprocal Exchange (the “Reciprocal”) is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(all numbers in thousands except per share amounts)

	Three Months Ended June 30,
	2025	2024
Revenue	$119,295	$110,844
Cost of revenue	43,422	94,046
Gross profit	75,873	16,798
Operating expenses:
Selling and marketing	26,858	33,197
Product and technology	13,076	12,927
General and administrative	30,890	23,153
Total operating expenses	70,824	69,277
Operating income (loss)	5,049	(52,479)
Other income (expense):
Interest expense	(12,056)	(10,326)
Change in fair value of private warrant liability	(2,878)	1,451
Change in fair value of derivatives	12,853	(8,207)
Gain on extinguishment of debt	34	—
Investment income and realized gains and losses, net of investment expenses	2,665	3,526
Other income, net	1,493	2,400
Total other income (expense)	2,111	(11,156)
Income (loss) before income taxes	7,160	(63,635)
Income tax provision	1,087	(688)
Net income (loss)	8,247	(64,323)
Less: Net income attributable to the Reciprocal	5,668	—
Net income (loss) attributable to Porch	$2,579	$(64,323)

Earnings Per Share - Basic
Net income (loss) attributable to Porch per share - basic	$0.03	$(0.65)
Weighted average shares outstanding used to compute net income (loss) attributable to Porch per share - basic	103,160	99,193

Earnings Per Share - Diluted
Net income (loss) attributable to Porch per share - diluted	$—	$(0.65)
Weighted average shares outstanding used to compute net income (loss) attributable to Porch per share - diluted	131,679	99,193
The following tables summarizes Porch Shareholder Interest results.

		Three Months Ended June 30,
		2025	2024	Change
Porch Shareholder Interest Revenue	(1)	$107,018	$75,865	$31,153
Porch Shareholder Interest Gross Profit	(1)	89,234	46,788	42,446
Porch Shareholder Interest Adjusted EBITDA (Loss)	(1)	15,630	(3,204)	18,834
______________________________________
(1)Porch Shareholder Interest Revenue, Gross Profit, and Adjusted EBITDA (Loss) are non-GAAP measures. For the three months ended June 30, 2025, Porch Shareholder Interest Adjusted EBITDA (Loss) is equivalent to total Adjusted EBITDA (Loss) for consolidated Porch, as Porch Group no longer owns HOA following its sale to the Reciprocal on January 1, 2025. See Non-GAAP Financial Measures section.

PORCH GROUP, INC.
Supplemental Cash Flow Information (Unaudited)
(all numbers in thousands)

The following table provides further detail of cash flows of Porch Group and cash flows of the Reciprocal Segment for the three and six months ended June 30, 2025.

Three Months Ended June 30, 2025	Consolidated	Reciprocal Segment	Eliminations	Porch Shareholder Interest (1)
Net cash provided by (used in) operating activities	$35,569	$20,679	$—	$14,890

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(3,681)	—	—	(3,681)
Maturities, sales, (purchases) of investments, net	(2,220)	(179)	—	(2,041)
Net cash provided by (used in) investing activities	(5,901)	(179)	—	(5,722)

Cash flows from financing activities:
Proceeds from debt issuance	51,000	—	—	51,000
Repayments of principal	(55,708)	—	—	(55,708)
Other financing activities	(3,074)	—	—	(3,074)
Net cash provided by (used in) financing activities	(7,782)	—	—	(7,782)

Net change in cash and cash equivalents & restricted cash and cash equivalents	21,886	20,500	—	1,386
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	166,007	82,895	—	83,112
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$187,893	$103,395	$—	$84,498

Supplemental disclosures
Cash received (paid) for interest on intercompany surplus notes	$—	$(9,181)	$—	$9,181

Six Months Ended June 30, 2025	Consolidated	Reciprocal Segment	Eliminations	Porch Shareholder Interest (1)
Net cash provided by (used in) operating activities	$24,391	$(17,678)	$—	$42,069

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(7,027)	(6)	—	(7,021)
Maturities, sales, (purchases) of investments, net	(18,242)	(933)	—	(17,309)
Issuance of surplus note to Reciprocal	—	—	46,813	(46,813)
Sale of HOA to the Reciprocal	—	(46,813)	—	46,813
Net cash provided by (used in) investing activities	(25,269)	(47,752)	46,813	(24,330)

Cash flows from financing activities:
Proceeds from surplus note with Porch	—	46,813	(46,813)	—
Proceeds from debt issuance	51,000	—	—	51,000
Repayments of principal	(55,858)	—	—	(55,858)
Other financing activities	(3,153)	—	—	(3,153)
Net cash provided by (used in) financing activities	(8,011)	46,813	(46,813)	(8,011)

Net change in cash and cash equivalents & restricted cash and cash equivalents	(8,889)	(18,617)	—	9,728
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	196,782	122,012	—	74,770
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$187,893	$103,395	$—	$84,498

Supplemental disclosures
Cash received (paid) for interest on intercompany surplus notes	$—	$(9,181)	$—	$9,181